Exhibit No. 23.2

                         INDEPENDENT AUDITOR'S CONSENT

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 2, 1996, on the consolidated financial statements of First Federal Savings and Loan Association of Sistersville, to the Registration Statement (Form S-1), Application for Conversion (Form AC), and related Prospectus of Sistersville Bancorp, Inc.

/s/ S.R. Snodgrass, A.C.
------------------------



Wheeling, West Virginia
March 11, 1997